Exhibit 16.1



August 26, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated August 26, 2004 of The Millburn World Resource Trust and are in agreement with the statements contained in Item 4.01(a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                          /s/Ernst & Young LLP
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